Exhibit 3.325
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Browning-Ferris Industries of Florida, Inc.
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CORPORATE RECORDS
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REGISTERED
WITH
THE CORPORATION TRUST COMPANY
WILMINGTON, DELAWARE
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CERTIFICATE OF INCORPORATION
OF
BROWNING-FERRIS INDUSTRIES OF FLORIDA, INC.
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          First: The name of the Corporation is Browning-Ferris Industries of Florida, Inc.
          Second: The registered office of the Corporation in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware 19801.
          Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:
          To collect, process, haul and dispose of refuse and waste of all types, to operate sanitary landfills and other sites, and to perform other procedures, for the disposal of refuse and waste, and to furnish consulting services as to methods of such collection, processing and disposal of refuse and waste and the operation of such sites and performance of such procedures;

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with, as principal, agent or otherwise, machinery, equipment and other goods, wares and merchandise and personal property of every class and description;
          To acquire, and pay for in cash, stocks or bonds of the Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, partnership, trust, joint stock company, syndicate, firm, association or corporation;
          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the Corporation;
          To acquire by purchase, subscription or otherwise, and to receive, hold, own, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;
          To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes;

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation’s property and assets, or any interest therein, wherever situated; and
          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.
          Fourth: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

          Fifth: The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. A. Pennington	100 West Tenth Street
Wilmington, Delaware 19801

W. J. Reif	100 West Tenth Street
Wilmington, Delaware 19801

R. F. Andrews	100 West Tenth Street
Wilmington, Delaware 19801
          Sixth: The Corporation is to have perpetual existence.
          Seventh: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
     (1) To make, alter or repeal the by-laws of the Corporation.
     (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
     (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
     (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substan-

tially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.
          Eighth: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
          Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.
          Tenth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 18th day of February, 1975.

B. A. Pennington

W. J. Reif

R. F. Andrews

STATEMENT OF INCORPORATORS
IN LIEU OF ORGANIZATION
MEETING
OF
Browning-Ferris Industries of Florida, Inc.
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          The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being all of the incorporators named in said certificate, do hereby state that the following actions were taken on this day for the purpose of organizing this corporation:
          1. The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:
Tom J. Fatjo, Jr.
Roger A. Ramsey
Norman A. Meyers
          2. The board of directors was authorized to make and adopt the by-laws of the corporation and, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the certificate of incorporation, in such amounts and for such considerations as from time to time shall be determined by the board of directors and as may be permitted by law.
Dated, February 18th, 1975.

/s/ B. A. Pennington
Incorporator

/s/ W. J. Reif
Incorporator

/s/ R. F. Andrews
Incorporator